Exhibit 10.1

KKR ACQUISITION HOLDINGS I CORP.
30 Hudson Yards
New York, NY 10001
March 28, 2022

Kimberly A. (Kim) Ross

Re: Director Compensation
Dear Kim:
Reference is made to that certain letter agreement, dated February 18, 2021 (the “Letter Agreement”), between KKR Acquisition Holdings I Corp., a Delaware corporation (the “Company”) and you, which is attached hereto as Exhibit A and the certain securities assignment agreement, dated as of February 2021, by and among the Company, KKR Acquisition Sponsor I LLC, a Delaware limited liability company and you (the “Securities Assignment Agreement”), which is attached hereto as Exhibit B.
The purpose of this letter of amendment (this “Amendment”) is to amend certain terms of the Letter Agreement and the Securities Assignment Agreement as set forth below regarding your compensation for serving as a director of the board of directors of the Company (a “Director”). Capitalized terms used but not defined herein shall have the meanings given to them in the Securities Assignment Agreement.
1.Cash Compensation. Notwithstanding anything to the contrary in either your Letter Agreement or Securities Assignment Agreement, effective from March 16, 2021, you will receive cash compensation in an amount equal to $100,000 per annum (payable in arrears), until the earlier of (x) you cease to serve as a Director and (y) the Company’s consummation of an initial business combination (the “Conversion Time”); provided that any partial year shall be paid on a pro rata basis.
2.    Restricted Shares. The Transferred Shares shall, following their automatic conversion into the Company’s Class A common stock, $0.0001 par value per share (the “Company Common Stock” and such converted Transferred Shares, “Director Common Stock”), be unvested shares of Director Common Stock that shall vest in full on the first date on which the closing price of the Company Common Stock exceeds $10.00 per share for any twenty (20) Trading Days in a thirty (30) Trading-Day period (the “Vesting Date”) during the period from the date immediately following the date on which the Company files its first periodic report with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, following the Conversion Time through the end of the tenth anniversary of the Conversion Time, or if such tenth anniversary is not a day on which shares of the Company Common Stock are actually traded on the principal securities exchange or securities market on which shares of the Company Common Stock are then traded (a “Trading Day”), the end of the first Trading Day following the tenth anniversary of the Conversion Time (such period, the “Vesting Period”). For the avoidance of doubt, if the Vesting Date does not occur during the Vesting Period, the Director Common Stock shall not vest and shall instead be forfeited by you and shall
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automatically be transferred to the Company, without any consideration for such transfer. Within thirty (30) days after the Conversion Time, you shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit C. You shall timely (within thirty (30) days of the Conversion Time) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that you have made such timely filing and furnish a copy of such filing to the Company. You should consult your tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Director Common Stock.
Except as amended by this Amendment, the Letter Agreement and Securities Assignment Agreement shall each remain in full force and effect in accordance with their respective terms.
This Amendment and any claims or causes of action that may be based upon, arise out of or otherwise relate to this Amendment, shall be governed by, and construed and enforced with, the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
This Amendment may be executed in counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. Signature pages delivered by email (in PDF) shall be considered binding with the same force and effect as original signature pages.
[Signature Page Follows]

Please confirm that the foregoing is our mutual understanding by signing and returning to the SPAC an executed counterpart of this Amendment.
    Very truly yours,
    KKR ACQUISITION HOLDINGS I CORP.

            By: /s/ Glenn Murphy
            Name: Glenn Murphy
                Title: Executive Chairman and Chief
                 Executive Officer
Accepted and agreed to as of
the date first written above by:
KIMBERLY ROSS

/s/ Kimberly Ross

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